Exhibit 99.2
John P. Schafer (State Bar No. 205638)
jps@mandersonllp.com
William C. Manderson (State Bar No. 211648)
wcm@mandersonllp.com
Lance A. McKinlay (State Bar No. 213717)
lam@mandersonllp.com
MANDERSON, SCHAFER & McKINLAY LLP
4695 MacArthur Court, Suite 1270
Newport Beach, CA 92660
Telephone:       (949) 788-1038
Facsimile:       (949) 743-8310
Attorneys for SIGNATURE GROUP HOLDINGS, LLC
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re:
FREMONT GENERAL CORPORATION,
a Nevada corporation,
Reorganized Debtor.
Taxpayer ID No. 95-2815260
Case No.: 8:08-bk-13421-ES
Chapter 11 Case
FIRST POST-CONFIRMATION STATUS CONFERENCE REPORT AS OF JULY 30, 2010 FOR THE REORGANIZED DEBTOR, SIGNATURE GROUP HOLDINGS, INC. (F/K/A FREMONT GENERAL CORPORATION)
[NO HEARING NECESSARY]

     Signature Group Holdings, Inc., formerly known as Fremont General Corporation (“Fremont”), and the “Reorganized Debtor” pursuant to the Amended Order Confirming “Signature Group Holdings, LLC’s Chapter 11 Fourth Amended Plan of Reorganization Of Fremont General Corporation, Joined By James McIntyre As Co-Proponent (Dated May 24, 2010)” (the “Confirmation Order”) and the Signature Group Holdings, LLC’s Chapter 11 Fourth Amended Plan of Reorganization Of Fremont General Corporation, Joined By James McIntyre As Co-Proponent, Dated June 8, 2010 (the “Signature Plan”, which reflects non-material and technical modifications made in accordance with the Confirmation Order) in the above-captioned case, through its undersigned counsel, hereby submits this First Post-Confirmation Status Conference Report (the “Report”) regarding the events that occurred and progress that has been made to implement the Signature Plan since the Confirmation Order was entered.
A. General Background of the Reorganized Debtor.
     On June 18, 2008 (the “Petition Date”), Fremont commenced this case by filing a voluntary petition under chapter 11 of title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (as hereafter amended, the “Bankruptcy Code”) in the Bankruptcy Court for the Central District of California, Santa Ana Division (“Bankruptcy Court”). Throughout the case, Fremont operated its business and managed its affairs as a debtor-in-possession pursuant to Bankruptcy Code Sections 1107(a) and 1108 (Fremont, in such capacity, the “Debtor”). No trustee was ever appointed in the Reorganized Debtor’s case.
     On May 25, 2010, the Bankruptcy Court entered the Confirmation Order confirming the Signature Plan.
     On June 11, 2010, the “Effective Date” of the Chapter 11 Plan (as defined in the Signature Plan) occurred.
B. The Reorganized Debtor’s Activities Since The Confirmation Order Was Entered.
1.	Effective Date Actions And Activities.
a)	Consummation of the Mergers.
(1) FGCC Merger. On the Effective Date, Fremont General Credit Corporation, a California corporation and wholly-owned direct subsidiary of the Reorganized Debtor (“FGCC”) merged with and into the Reorganized Debtor, with the Reorganized Debtor surviving; all of the shares of stock of FGCC were cancelled, all intercompany claims and obligations of the Reorganized Debtor and FGCC were eliminated, and all of the assets and liabilities of FGCC vested in the Reorganized Debtor. Pursuant to the Confirmation Order, the new members of the Board of Directors and shareholders of the Reorganized Debtor were deemed to approve and adopt the plan of merger between the Reorganized Debtor and FGCC dated June 11, 2010 (the “FGCC Merger Plan”). The new members of the Board of Directors of FGCC approved and adopted the FGCC Merger Plan by unanimous written consent, and the Reorganized Debtor as sole common shareholder of FGCC, is deemed to have approved and adopted the FGCC Merger Plan pursuant to Nevada Revised Statutes Section 78.662, Section 1400 of the California Corporations Code, and Section 7 of the Signature Plan.
(2) FRC Merger. On the Effective Date, Fremont Reorganizing Corporation, f/k/a Fremont Investment & Loan (“FRC”), a California corporation and wholly-owned subsidiary of FGCC, merged with and into the Reorganized Debtor, with the Reorganized Debtor surviving; all of the shares of stock of FRC were cancelled, all intercompany claims and obligations of the Reorganized Debtor and FRC were eliminated, and all of the assets and liabilities of FRC vested in the Reorganized Debtor. Pursuant to the Confirmation Order, the new members of the Board of Directors and shareholders of the Reorganized Debtor were deemed to approve and adopt the plan of merger between the Reorganized Debtor and FRC dated June 11, 2010 (the “FRC Merger Plan”). The new members of the Board of Directors of FRC approved and adopted the FRC Merger Plan by unanimous written consent, and the

Reorganized Debtor is deemed to have approved and adopted the FRC Merger Plan pursuant to Nevada Revised Statutes Section 78.662, Section 1400 of the California Corporations Code, and Section 7 of the Signature Plan.
b)	Claim Distributions Made.
     On the Effective Date, the Reorganized Debtor made the following distributions in accordance with the Signature Plan, which satisfied in full all Allowed Claims (as defined in the Signature Plan) for the following Classes (except that with respect to Class 3C, the distribution shown represents the full cash portion of the Allowed Claim):

Class	Total Distribution
1 (Allowed Secured Claims)	$8,522.69
2 (Priority Non-Tax)	None
3A (Non-Note GUC)	$49,058,742.41
3B (Senior Notes)	$182,781,581.38
3C (TOPrS)	$45,000,000.00
c)	Ten Million Dollar Capital Infusion Made and Equity Interests and Warrants Issued.
(1) Equity Interests. On the Effective Date, Signature Group Holdings, LLC, Craig Noell, Kyle Ross, Erin Donatelli, Kenneth Grossman, and a limited number of their respective affiliates and/or non-affiliated designees (collectively, the “Signature Investors,”) purchased an aggregate of 12,500,000 shares of the Reorganized Debtor’s Common Stock for an aggregate purchase price of $10,000,000 in cash (representing a purchase price of $0.80 per share) pursuant to the terms of subscription agreements between the Reorganized Debtor and each of the Signature Investors.

(2) Warrants. Pursuant to the Signature Plan and on or about the Effective Date, Signature Group Holdings, LLC, Kenneth Grossman, and New World Realty Advisors, LLC (collectively, the “Warrant Investors”) were issued warrants (the “Warrants”) to purchase an aggregate of 15,000,000 shares of the Reorganized Debtor’s Common Stock (each a “Warrant Share” and collectively the “Warrant Shares”) with a purchase price of $0.02 per Warrant Share, an exercise price of $1.03 per Warrant Share and life of 10 years. The exercise price may be paid through cash or through cashless exercise reducing the number of Warrant Shares received. The Warrants vest 20% on the Effective Date and 20% in equal annual installments thereafter until the Warrants are fully vested on the fourth anniversary of the Effective Date. The purchase price of $0.02 per Warrant Share is payable by the Warrant Investors as the Warrant Shares vest. Accordingly, the Warrant Investors paid $60,000 to the Reorganized Debtor with respect to the Warrant Shares that vested on the Effective Date, and will pay an aggregate of $60,000 in the aggregate on each subsequent vesting installment. The Warrants have full ratchet anti-dilution protection over their 10-year life. Other than the Warrants, no stock options or warrants to purchase the Reorganized Debtor’s common stock were outstanding at the Effective Date.
d)	Installment of New Board of Directors.
     On the Effective Date, the size of the Reorganized Debtor’s Board of Directors was increased to nine (9) members, and the following individuals were appointed as the new members of the Board of Directors: Michael Blitzer, Kenneth Grossman, John Koral, Norman Matthews, John Nickoll, Craig Noell, Robert Peiser, Richard A. Rubin and Robert Schwab.

e)	Payments Made On Account of Certain Fees.
     On the Effective Date, the following amounts were paid to certain professional fee related claimants (which is not an admission by the Reorganized Debtor that the amounts paid are not subject to dispute and the Reorganized Debtor’s position is that it has reserved all rights to dispute such paid amounts):

Party	Total Payment	Basis for Payment
KPMG Corporate Finance LLC (“KPMG”)	$850,000	Fee claim asserted under Investment Banker engagement. KPMG asserts it is owed an additional amount of approximately $2 million. The Reorganized Debtor disputes such assertion and intends to object to KPMG’s request for the additional amount.

Ropes & Gray LLP	$471,667.23	Legal counsel to HSBC as Indenture Trustee for Class 3B (Senior Notes). The Reorganized Debtor held back $52,407.47, which is 10% of the amount requested as of the Effective Date.

HSBC Bank USA, N.A.	$167,382.00	Indenture Trustee fees with respect to serving as the Indenture Trustee for Class 3B (Senior Notes). The Reorganized Debtor held back $18,598.00, which is 10% of the amount requested as of the Effective Date.

Arent Fox LLP	$1,036,445.90	Legal counsel to Wells Fargo as Indenture Trustee for Class 3C (TOPrS). The Reorganized Debtor held back $115,160.66, which is 10% of the amount requested as of the Effective Date.

Wells Fargo Bank, N.A.	$199,327.37	Indenture Trustee fees with respect to serving as the Indenture Trustee for Class 3C (TOPrS). The Reorganized Debtor held back $22,147.48, which is 10% of the amount requested as of the Effective Date.
f)	U.S. Bank Repurchase Settlement Paid on June 11, 2010.
     On June 11, 2010 the Reorganized Debtor made a payment in the amount of $15.95 million to U.S. Bank National Association on account of the settlement reached with the Reorganized Debtor during the bankruptcy case and approved by the Bankruptcy Court pursuant to that certain “Order Granting Motion for Order Approving Settlement and Mutual Release Agreement by and Among U.S.

Bank National Association, as Trustee, Fremont Reorganizing Corporation, and Fremont General Corporation” entered on March 1, 2010 [Docket 1661].
g)	Dissolution of the Official Committee of Creditors and the Official Committee of Equity Holders.
     As provided for by the Confirmation Order in accordance with the Signature Plan, the Official Committee of Creditors and the Official Committee of Equity Holders automatically dissolved on the Effective Date and each of the committees and its members were discharged from any further duties or obligations in the Debtor’s case.
     2. Post-Effective Date Actions and Activities.
a)	Issuance of Additional Equity and New Notes for Holders of Class 3C (TOPrS) Claims.
     On June 25, 2010, the Reorganized Debtor issued an aggregate of Twenty One Million (21,000,000) shares of common stock of the Reorganized Debtor (“Common Stock”) to TOPrS holders as partial settlement of the Allowed Claims (as defined in the Signature Plan) of Class 3C. The shares of Common Stock were distributed through the Depository Trust Company (“DTC”) at the request of Wells Fargo Bank, N.A. (“Wells Fargo”) as Indenture Trustee for the convenience of the TOPrS holders, with each holder of TOPrS receiving its pro rata portion of the aggregate shares issued. The Common Stock has been issued with the CUSIP number 82670C 100.
     On July 16, 2010, the Reorganized Debtor issued an aggregate of $39,000,000 in principal amount of new 9% notes (the “New Notes”) maturing December 31, 2016, as partial settlement of the Allowed Claims of Class 3C. The New Notes bear interest at the annual rate of 9%, payable quarterly commencing September 30, 2010 and continuing until the principal thereof is repaid. The Indenture pursuant to which the New Notes were issued was qualified pursuant to an application on Form T-3 filed with the Securities and Exchange Commission on June 24, 2010, and becoming “effective” as of July 15, 2010.
b)	Resignation of the Executive Management effective July 5, 2010.
     Richard Sanchez resigned as the Reorganized Debtor’s Interim President and Chief Executive Officer, Thea K. Stuedli resigned as the Reorganized Debtor’s Executive Vice President and Chief

Financial Officer, and Donald E. Royer resigned as the Reorganized Debtor’s Executive Vice President and General Counsel, with each resignation becoming effective as of July 5, 2010. The employment agreements dated November 9, 2007 between the Reorganized Debtor and each of Messrs. Sanchez and Royer and Ms. Stuedli were terminated effective as of July 5, 2010.
c)	Installment of New Management.
     Effective as of July 5, 2010, the Reorganized Debtor’s Board of Directors acted by written consent to appoint Craig Noell as the Reorganized Debtor’s President and each of Kyle Ross and Kenneth Grossman as Executive Vice Presidents of the Reorganized Debtor. In addition, at a meeting held on July 8, 2010, the Reorganized Debtor’s Board of Directors acted to appoint Craig Noell as the Reorganized Debtor’s Chief Executive Officer. Messrs. Noell, Ross and Grossman do not receive any direct compensation from Reorganized Debtor. Services provided by individuals who are employees of Signature Capital Advisers, LLC, the Reorganized Debtor’s external investment adviser, including Messrs. Noell, Ross and Grossman, are provided pursuant to the terms of an interim investment management agreement. Pursuant to Signature Plan the annual salaries of each of Messrs. Noell, Ross, and Grossman are limited to $150,000 per year for services provided to the Reorganized Debtor under the interim management agreement.
d)	Interim Investment Management Agreement.
     Pursuant to the Signature Plan and on the Effective Date, the Reorganized Debtor entered into an Interim Investment Management Agreement dated June 11, 2010 (the “Interim Management Agreement”), with Signature Capital Advisers, LLC, a Delaware limited liability company (“SCA”). Under the Interim Management Agreement, SCA will act as the investment adviser to the Reorganized Debtor and will manage the investment and reinvestment of the assets of the Reorganized Debtor, including the Reorganized Debtor’s lending activities and investments, subject to the oversight of the Reorganized Debtor’s Board of Directors and executive officers. SCA will also arrange for any acquisition of any equity or debt financing by the Reorganized Debtor, subject to the oversight of the Board of Directors. The Interim Management Agreement shall remain in effect until the earlier of the date the Reorganized Debtor and SCA enter into a long-term management agreement or December 31, 2010. If the Reorganized Debtor and SCA do not execute a long-term management agreement by

December 31, 2010, the Interim Management Agreement will continue automatically for successive one-year terms subject to it being approved at least annually by the vote of the Board of Directors or by the vote of a majority of the outstanding voting securities of the Reorganized Debtor.
C. Termination of the SERP Trusts EBT Trust and Receipt of the Net Proceeds.
     On July 14, 2010, a demand (the “Demand”) was made on Merrill Lynch Trust Company, FSB (Bank of America, N.A.) as trustee (“Merrill Lynch”) to terminate the following retirement plans held by Merrill Lynch and remit the property held thereby to the Reorganized Debtor: the Fremont General Corporation 2003 Excess Benefit Plan as effective January 1, 2003, the Fremont General Corporation Supplemental Executive Retirement Plan as amended and restated effective May 20, 2004, and the Fremont General Corporation Supplemental Executive Retirement Plan II, as effective January 1, 2005 (collectively such plans referred to as the “Plans”). The Demand was made in conjunction with acknowledgement letters received by the Reorganized Debtor from all remaining beneficiaries in the Plans waiving any right to or claims against the Plans as result of the treatment and distributions such beneficiaries received in accordance with the Signature Plan on or about the Effective Date.
     On July 22, 2010, the Reorganized Debtor received wires from Merrill Lynch in the total amount of $11,705,741.11, which reflected the net proceeds which remained in the Plans after liquidation (the “Net Proceeds”). All equity interests in the Reorganized Debtor held by the Plans, as the case may be, were not liquidated but were instead held and placed into a separate account in the name of the Reorganized Debtor (such equity interests, the “Remaining Shares”). Both the Net Proceeds and Remaining Shares are assets of the Reorganized Debtor pursuant to the Signature Plan.
D. Remaining Claims Against the Reorganized Debtor.
     Less than $20 million of unresolved claims remain or are currently pending against the Reorganized Debtor. These unresolved claims involve disputed Proofs of Claim filed by various parties during the Debtor’s bankruptcy case. The Reorganized Debtor is in the process of reviewing all such claims and plans to address the disputed claims in an orderly manner and has continued with a limited engagement of the Reorganized Debtor’s bankruptcy counsel, Stutman, Treister & Glatt, to assist as needed with the resolution of such claims. The Reorganized Debtor expects to file future claim objections with respect to at least some of the remaining claims. The Reorganized Debtor has sufficient cash to satisfy all unresolved claims in the event such claims are deemed allowed in full by the Bankruptcy Court.
E. Professional Fee Requests.
     In accordance with the Signature Plan, on or prior to July 12, 2010, all final professional fee applications from all estate professionals were filed with the Bankruptcy Court and served on the applicable parties. Objections to the final professional fee applications are due on July 30, 2010 and Reorganized Debtor will be filing objections to several of the applications. A hearing is set for August 13, 2010 to consider such applications.
     Also in accordance with the Signature Plan, on or prior to July 12, 2010, all requests of other professionals and administrative claimants for allowance of an administrative claim under Bankruptcy Code 503(b) on account of a “substantial contribution” made in the bankruptcy case were filed with the Bankruptcy Court and served on the applicable parties. A hearing is set for September 14, 2010 to consider such requests (unless otherwise set for a different time). Reorganized Debtor is in the process of reviewing these requests and may file objections to such requests.
     The Reorganized Debtor is in ongoing negotiations with Ropes & Gray LLP, HSBC Bank USA, N.A., Arent Fox LLP, and Wells Fargo regarding each of their respective professional fee requests, including the amounts held back as explained in Section B.1.e of this Report. No resolution has occurred as of the date of this Report.
F. Outstanding Litigation.
     As of the Confirmation Date, there was a variety of litigation matters that carried over from the bankruptcy case and were pending against the Reorganized Debtor. No material events have occurred with respect to the outstanding litigation matters since the Confirmation Order was entered and each litigation matter is being handled by the Reorganized Debtor in the ordinary course.
     There also remains the ERISA Class Action filed against the Reorganized Debtor and certain officers, directors and employees by participants in the Debtor’s Investment Incentive Plan (401K) and Employee Stock Ownership Plan. Originally there were six complaints which sought class certification, which have since been consolidated into one ERISA Class Action proceeding now pending in the U.S. District Court for the Central District of California.

     In addition, the Reorganized Debtor is a party defendant, with respect to a consolidated class action filed in the United States District Court, Central District of California. The Fremont General Corporation (FGC) Securities Litigation is brought against the Reorganized Debtor and various former officers and directors alleging violations of federal securities laws. The FGC Securities Litigation was dismissed in its entirety by a Judgment on Order Granting Defendants’ Motion to Dismiss and Dismissing Case (the “Dismissal”) with prejudice entered on April 27, 2010. A notice of appeal was filed by the plaintiff appealing the Dismissal and no further action has occurred.
     On May 7, 2010, the Debtor and FRC entered into a Settlement Agreement and Release with Federal Insurance Company to settle an adversary proceeding of Fremont General Corporation, et al. v. Federal Insurance Company (“Federal”) (Adv. Pro. No. 8:08-ap-01418-ES). Pursuant to the terms of the Settlement Agreement and Release, Federal agreed to pay the Reorganized Debtor the sum of $2,918,804.88 (the “Settlement Payment”) which together with other amounts previously paid by Federal to the Debtor when added together equaled the policy limits of a policy of insurance issued by Federal. The parties agreed to the settlement on the terms and conditions as set forth in that certain “Settlement Agreement and Release” dated as of May 7, 2010. On June 24, 2010, the Reorganized Debtor received from Federal the Settlement Payment and a stipulation dismissing the Federal Action with prejudice, and all claims asserted therein, was executed and filed by the parties with the Bankruptcy Court on June 30, 2010. No order has been entered as of July 30, 2010.
     Another adversary proceeding brought by the Debtor (Adv. Pro. No. 8:08-ap-01470-ES) involved claims by the Debtor against National Relocation Services, Inc. and other parties in connection with the misappropriation of certain furniture, fixtures, and equipment from the Debtor’s “Water Garden” office location (the “Mover Action”). This proceeding was commenced by the Debtor on November 20, 2008 (and the adversary complaint was subsequently amended). The parties agreed to a settlement on the terms and conditions set forth in that that certain “Stipulation And Agreement Regarding The Payment Of Certain Claims And Disputes” dated February 9, 2010, which was approved by the Bankruptcy Court after notice and hearing. A stipulation dismissing the Mover Action with prejudice, and all claims asserted therein, was executed and filed by the parties with the Bankruptcy Court on May 19, 2010 (the “Dismissal Stipulation”). On May 27, 2010 the Bankruptcy

Court entered an order dismissing the Mover Action in accordance with the Dismissal Stipulation and the proceeding was closed by the Bankruptcy Court on June 30, 2010.
G. Open Tax Matters.
     In December 2008, the United States Internal Revenue Service (“IRS”) commenced an examination of the Reorganized Debtor’s 2006 and 2007 federal consolidated corporate income tax returns with certain of the Reorganized Debtor’s subsidiaries. As described at length in various filings made with the Bankruptcy Court, following many months of effort, an agreement was reached between the Reorganized Debtor and the IRS to resolve all claims related to the 2006-2007 tax years. That agreement was subsequently memorialized in a certain “Closing Agreement,” which was submitted to the Bankruptcy Court for approval by means of settlement motion pursuant to Bankruptcy Code section 9019 (the “9019 Motion”). Because the IRS could not execute the Closing Agreement until it was reviewed by the Congressional Joint Committee on Taxation (the “Joint Committee”), the United States requested a hearing on the 9019 Motion. Through negotiations with the government, however, the Reorganized Debtor reached agreement on a further stipulation and order that preserved all parties’ rights through the Joint Committee review process. The Joint Committee process has since been completed. The Reorganized Debtor is now waiting on receiving an executed version of the Closing Agreement and believes execution of the Closing Agreement is in process. Once the executed Closing Agreement is received by the Reorganized Debtor, the Reorganized Debtor intends to pursue in conjunction with the IRS an amended claim and related stipulation that will provide for the Reorganized Debtor’s payment of the agreed upon adjusted IRS’ claim in full.
H. Payment of U.S. Trustee Fees.
     Reorganized Debtor is current in its payment of all U.S. Trustee fees through the end of quarter ending June 30, 2010, having made a payment in the amount of $30,000.00 on July 30, 2010.
I. SEC Reporting.
     The Reorganized Debtor has continued to file Current Reports on Form 8-K with the Securities and Exchange Commission to disclose material developments and reportable events that have occurred.
J. Further Post-Confirmation Status Conference Report.

     The Reorganized Debtor will submit further post-confirmation status conference reports in accordance with the terms of the Signature Plan.
K. Projected Date Of Final Decree.
     In order to obtain a final decree and order closing the Reorganized Debtor’s chapter 11 case, the estate must be fully administered. This includes resolution of all disputed claims. As described above, the Reorganized Debtor is currently in the process of resolving the remaining claims made against the estate (approximately $20 million) and resolving all material outstanding litigation. The Reorganized Debtor is also participating in ongoing litigation and investigating and evaluating anticipated litigation with various third parties. It is unknown when any of these processes will be resolved on a final basis. Accordingly, the Reorganized Debtor cannot estimate at this time when it will be able to seek a final decree in this case.

Dated: July 30, 2010	RESPECTFULLY SUBMITTED,

	By:	/s/ John P. Schafer
JOHN P. SCHAFER, an Attorney with MANDERSON, SCHAFER & MCKINLAY,
LLP, counsel for SIGNATURE GROUP
HOLDINGS, INC.